ARTICLES OF INCORPORATION
                                       OF
                          LAST CHANCE MINING CO., INC.

1.       The name of the corporation is:
                          LAST CHANCE MINING CO., INC.

2. The principal office of this corporation is to be located in the City of Ely, 450 Aultman Street, County of White Pine, State of Nevada, but this corporation may maintain an office in such towns, cities and places outside of the State of Nevada as the Board of Directors may from time to time determine, or as may be designated by the By-Laws of said corporation.

3. The corporation may engage in any lawful activity and shall have perpetual existence.

4. a. The amount of the total authorized capital stock of the corporation is $75,000 consisting of 1,000 shares of stock of the par value of $75.00 each. All such shares shall be of one class only, without preference or distinction.

         b. Such stock may be issued from time to time without action by the stockholders for such consideration as may be fixed from time to time by the Board of Directors, and shares so issued, the consideration for which has been paid or delivered, shall be deemed full paid stock and the holder of such shares shll not be liable for any further payment thereon.

         c. The capital stock of this corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay debts of the corporation and no paid up stock and no stock issued as fully paid shall ever be assessable or assessed and the article of incorporation shall not be amended in this particular.

5. At all elections of directors, each holders of stock possessing voting power shall be entitled to as many votes as shall equal the number of his shares of stock multiplied by the number of directors to be elected and he may cast all of such votes for a single, or may distribute them among the number to be voted for and/or any two or more of them as he sees fit.

6. The governing board of the corporation shall consist of not less than three (3) persons styled directors. The first board of directors, who also constitute the incorporators, are:

                  NAME                      ADDRESS
         John Chachas               1080 Lyons Ave.               Ely, Nevada
         Gregory J. Chachas         P.O. Box 537                  Ely, Nevada
         Theodore J. Chachas        1100 Bell Ave.                Ely, Nevada

         IN WITNESS WHEREOF, we have hereunto set our hands and sels and executed these presents this 9th day of September, 1968.

    /s/ Gregory J. Chachas                               /s/ John Chachas
    /s/ Theodore J. Chachas

State of Nevada            )
County of White Pine       ) ss.

         On this 9th day of September, 1968, before me, the undersigned, a Notary Public in and for the County and State aforesaid, personally appeared John Chachas, Gregory J. Chachas, Theodore J. Chachas, known to me to be the persons described in and who executed the foregoing Articles of Incorporation, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal this day and year in this certificate last above written.

                               /s/ Deanna Oxborrow
                                  Notary Public

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                        LAST CHANCE MINING COMPANY, INC.

         Pursuant to the provisions of Section 78.385 of the Nevada Revised Statutes, LAST CHANCE MINING COMPANY, INC. adopts the following amendments to its Articles of Incorporation:

         1. The undersigned hereby certify that on the 10th day of September, 1970, a Special Meeting of the Board of Directors was duly held and convened at which there were present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolutions were duly adopted by the Board of Directors:

                  a. BE IT RESOLVED: That the President, Thomas E. Murray, Jr., is hereby ordered and directed to call and convene a Special Meeting of Stockholders of Last Chance Mining Company, Inc., on Wednesday, October 28, 1970, at 11:30 a.m., local time, at Two Ryland Street, Reno, Nevada, for the following purposes:

                           (1) o amend the Articles of Incorporation as follows:

                                    (a)     To change the name of the
                                            corporation from Last Chance Mining
                                            Company, Inc. to Resources Unlimited
                                            Corporation.

                                    (b)     To provide  that the  capitalization
                                            of   the   corporation    shall   be
                                            increased     from    $250,000    to
                                            $1,000,000   and  to  increase   the
                                            number  of  shares  authorized  from
                                            500,000  shares to 2,000,000  shares
                                            with  the par  value  of each  share
                                            remaining at $0.50 per share, and to
                                            provide     further     that     the
                                            stockholders    shall    not    have
                                            pre-emptive  rights to acquire stock
                                            in the  corporation  nor should they
                                            have cumulative voting rights.

         2. A Special Meeting of Stockholders was held on October 28, 1970. With regard thereto, the undersigned hereby certify as follows:

                  a. A Notice of the Special Meeting of Stockholders was mailed to each stockholder on October 2, 1970.

                  b. There were present, either by proxy or in person, 306,050 shares of the 500,000 shares of capital stock of Last Chance Mining Company, Inc.

                  c. That the proposals for Amendment to the Articles of Incorporation which are set forth as follows were adopted by 272,000 shares, and 34,050 shares voted against the proposals.

                  d. The Amendment to the Articles of Incorporation are as follows:

     (1) ARTICLE I: The name of the corporation shall be RESOURCES UNLIMITED CORPORATION.

     (2)ARTICLE IV: The amount of the capital stock of the corporation shall be $1,000,000 which shall be divided into 2,000,000 shares, with a par value of $0.50 per share. The Board of Directors may, form time to time, sell any or all of the unissued capital stock of the corporation, whether the same be any of the original authorized capital, or of any increase thereof, without first offering the same to the stockholders then existing; that all such sales may be made on such terms and conditions as by the Board may be deemed advisable. Each share of capital stock of the corporation shall be nonassessable. The stockholders shall not possess cumulative voting rights.

                           Dated this 3rd day of December, 1970.

                           LAST CHANCE MINING COMPANY, INC.

                           By /s/    Thomas E. Murray, Jr.
                              Thomas E. Murray, Jr., President


                           By /s/    Clarence M. Durrant
                             Clarence M. Durrant, Secretary

                                  AMENDMENT TO
                            ARTICLES OF INCORPORATION
                                       OF
                         RESOURCES UNLIMITED CORPORATION

         Pursuant to the provisions of Section 78, 385 of the Nevada Revised Statutes, RESOURCES UNLIMITED CORPORATION adopts the following amendments to its Articles of Incorporation:

         1. The undersigned hereby certify that on the 2nd day of June, 1972, a Special Meeting of the Board of Directors was held and convened at which there were present a quorum of the Board of Directors acting throughout all proceedings, and at which time the following resolutions were duly adoptd by the Board of
                  Directors:

                  a. BE IT RESOLVED: That the President, Willard H. Pease, is hereby ordered and directed to call and convene a Special Meeting of Stockholders of Resources Unlimited Corporation on Saturday, June 24, 1972, at 11:00 A.M., Local Time, at the Stardust Hotel, Las Vegas, Nevada for the following purposes:

                           (1) To amend the Articles of Incorporation as follows:

                                    (a)     To   change    the   name   of   the
                                            corporation from Resources Unlimited
                                            Corporation  to Willard  Pease Oil &
                                            Gas Company.

                                    (b)     To provide  that the  capitalization
                                            of   the   corporation    shall   be
                                            increased    from    $1,000,000   to
                                            $5,000,000   and  to  increase   the
                                            number  of  shares  authorized  from
                                            2,000,000   shares   to   10,000,000
                                            shares,  with the par  value of each
                                            share  remaining at $0.50 per share,
                                            and  to  provide  further  that  the
                                            stockholders    shall    not    have
                                            pre-emptive  rights to acquire stock
                                            in the  corporation  nor should they
                                            have cumulative voting rights.

         2.       A Special Meeting of  Stockholders  was held on June 24, 1972.
                  With  regard  thereto,   the  undersigned  hereby  certify  as
                  follows:

                  a. A Notice of the Special Meeting of Stockholders was mailed to each stockholder on June 2, 1972.

                  b. There were present, either by proxy or in person, 336,550 shares of the 510,000 shares of capital stock of Resources Unlimited Corporation.

                  c. That the proposals for Amendment to the Articles of Incorporation which are set forth as follows were adopted by 330,700 shares, and 5,850 shares voted against the proposals.

                  d. The Amendments to the Articles of Incorporation are as follows:

                           (1) ARTICLE I: The name of the corporation shall be Willard Pease Oil & Gas Company.

                           (2) ARTICLE IV: The amount of the capital stock of the corporation shall be $5,000,000.00 which shall be divided into 10,000,000 shares, with a par value of $0.50 per share. The Board of Directors may, from time to time, sell any or all of the unissued capital stock of the corporation, whether the same be any of the original authorized capital, or of any increase thereof, without first offering the same to the stockholders then existing; that all such sales may be made on such terms and conditions as by the Board may be deemed advisable. Each share of the capital stock of the corporation shall be nonassessable. The stockholders shall not possess cumulative voting rights.

                  DATED this 26th day of June, 1972.

                         RESOURCES UNLIMITED CORPORATION

                         By    /s/ Willard H. Pease, Pres.
                               WILLARD H. PEASE, President
                         By   /s/ M. R. Jorgenson, Sec.
            FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE         CERTIFICATE OF AMENDMENT
   STATE OF NEVADA                         OF THE
                                  ARTICLES OF INCORPORATION
    JUN 29 1993                              OF
      1776-68                  WILLARD PEASE OIL & GAS COMPANY

     Willard Pease Oil & Gas Company, a Nevada corporation ("Corporation") , by-its President and Secretary does hereby certify, pursuant to the provisions of
Section 78-385 of the Nevada General Corporation Law;

     1. The directors of the Corporation at a meeting held by consent and without an actual meeting effective May 21, 1993, and the stockholders of the Corporation at the Annual Meeting of Stockholders duly held on June 25, 1993, adopted the following resolutions to amend Article IV to the Corporation's Articles of Incorporation:

          RESOLVED,   that   Article  IV  of  the   Corporation's   Articles  of
     Incorporation shall be amended to authorize a class of Preferred Stock so that after such amendment ARTICLE TV shall read as follows:

               ARTICLE IV: The aggregate number of shares which the Corporation shall have authority to issue is 12,000,000, of which 10,000,000 shall be common stock, $0.10 par value ("Common Stock") and 2,000,000 shall be preferred stock, $0.01 par value ("Preferred Stock"). Each share of Common Stock and Preferred Stock of the Corporation shall be nonassessable. The stockholders shall not possess cumulative voting rights. The designations, preferences, limitations and relative rights of shares of each class are as follows:

               1. Common stock. The rights of holders of Common Stock to receive dividends or to share in the distribution of assets in the event of liquidation, dissolution or winding up of the affairs of the
          Corporation shall be subject to the preferences, limitations and relative rights of the holders of Preferred Stock. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

               2. Preferred Stock. The Corporation may issue the Preferred Stock from time to time in one or more series with such distinctive designations, rights, preferences and limitations as the Board of Directors shall determine. The Board of Directors hereby is expressly vested with the authority to fix and determine the relative rights and preferences of each such series of Preferred Stock to the fullest extent permitted by these Articles of Incorporation and the General Corporation Law of Nevada in respect to the following:

                    (a) The rate of dividend,  the time of payment of dividends, when the dividends are cumulative, and the date from which any dividends shall accrue;

                    (b)  Whether   shares  may  be  redeemed  and,  if  so,  the
               redemption price and the terms and conditions of redemption;

                    (c) The  amount  payable  upon  shares  in event  of  either voluntary or involuntary liquidation;

                    (d) Sinking fund or other provisions, if any, for the redemption or purchase of shares;

                    (e) The terms and conditions on which shares may be converted, if the shares of any series are issued with the privilege of conversion; and

                    (f) Voting powers, if any.

               Notwithstanding the fixing of the number of shares constituting the particular series upon the issuance thereof, the Board of Directors may at any time thereafter authorize the issuance of additional shares of the same series or may reduce the number of shares constituting such series.

               The Board of Directors expressly is authorized to vary the provisions relating to the foregoing matters between the various series of Preferred Stock, but in all other respects the shares of each series shall be of equal rank with each other, regardless of series. All Preferred Stock in any one series shall be identical in all respects.

     2. The number of shares of the Corporation outstanding and entitled to vote on the amendment to the Articles of Incorporation was 896,986 shares of $0.10 par value common stock. The amendment to Article IV was approved by the vote of stockholders holding a majority of the outstanding shares of the Corporation's common stock that were entitled to be voted thereon.

     3. Prior to the adoption of this Amendment, the Corporation had only one class of voting stock outstanding, the $0.10 par value common stock.

     IN WITNESS WHEREOF, the Corporation has cuased this Certificate to be signed by its President and its Secretary on June 24, 1993.

                                        WILLARD PEASE OIL & GAS COMPANY


                                        By: /s/ Willard Hl Pease, Jr.
                                           -------------------------------------
                                           Willard H. Pease, Jr.,
                                           President

ATTEST:

/s/ Lily Roeland
------------------------------------
Lily Roeland, Secretary


STATE OF COLORADO )
                  ) ss.
COUNTY OF MESA    )

     On this 24th dayof June, 1993, before me, a Notary Public, personally appeared Willard H. Pease, Jr., and Lily Roeland, who acknowledged that they are the President and Secretary, respectively, of Willard Pease Oil & Gas Company and that they have executed the above instrument in such capacities on behalf of Willard Pease Oil & Gas Company.

     WITNESS my hand and official.

     My commission expires: June 1, 1995

                                        /s/ J. Newton Burkhalter
                                        --------------------------------
                                        Notary Public

S E A L

        FILED
  IN THE OFFICE OF THE
SECRETARY OF STATE OF THE         CERTIFICATE OF AMENDMENT
   STATE OF NEVADA                         OF THE
                                  ARTICLES OF INCORPORATION
    JUN 23 1993                              OF
      1776-68                  WILLARD PEASE OIL & GAS COMPANY

     Willard Pease Oil & Gas Company, a Nevada corporation ("Corporation") , by its President and Secretary does hereby certify, pursuant to the provisions of
Section 78.385 of the Nevada General Corporation Law:

     1. The directors and a majority of the stockholders of the Corporation by consent and without an actual meeting effective May 21, 1993, adopted the following Resolutions to amend Article IV to the Corporation's Articles of Incorporation and adopt the Plan of Recapitalization attached hereto as Exhibit
A:

          RESOLVED, that the Plan of Recapitalization attached hereto as Exhibit A and incorporated herein by reference ("Plan") , pursuant to which the Corporation shall effect a one-for-five reverse stock split of all outstanding shares of common stock of the Corporation is hereby approved and adopted; and

          FURTHER RESOLVED, that in accordance with the Plan, Article IV of the Corporation's Article IV of the Articles of Incorporation shall be amended as follows:

               ARTICLE IV: The aggregate number of shares which the Corporation shall have authority to issue is 10,000,000 shares of common stock, $0.10 par value ("Common Stock"). Each share of Common Stock of the Corporation shall be nonassessable. The shareholders shall not possess cumulative voting rights. The holders of the Common Stock shall be entitled to one vote for each share of Common stock held by them of record at the time for determining the holders thereof entitled to vote.

     2. The number of shares of the Corporation outstanding and entitled to vote on the amendment to the Articles of Incorporation was 4,484,929 shares of $0.05 par N,!ilue common stock. The amendment to Article IV and the adoption of the Plan of Recapitalization attached hereto as Exhibit A were approved by the written consent of stockholders holding a majority of the outstanding shares of the Corporation's common stock that were entitled to be voted thereon.

     3. In connection with the Amendment to the Articles of Incorporation, the Corporation adopted a Plan of Recapitalization which effected a one-for-five (1-for-5) reverse stock split, pursuant to which each share of outstanding $0.05 par value common stock on the effective date of the Amendment, which is the date on which this Certificate of Amendment is filed with the Nevada Secretary of State, shall automatically and without further action by a stockholder become one-fifth (1/5th) of a share of $0.10 par value common stock. The stated capital of the Corporation will be reduced as a result of the reverse stock split. Immediately prior to the Plan of Recapitalization, there were 4,484,929 shares of $0.05 par value common stock outstanding with stated capital of $224,246. Following the adoption of the Plan of Recapitalization there will be approximately 896,986 shares of $0.10 par value common stock outstanding with stated capital of $89,699.

     4. Upon the date of acceptance of filing of this Certificate of Amendment of the Articles of Incorporation by the Secretary of State of the state of Nevada, each holder of record of an outstanding certificate or certificates, which prior thereto represented shares of the Corporation"s $0.05 par value common stock, will surrender the same to the Corporation's transfer agent which shall act as the exchange agent to effect the exchange of certificates in the manner set forth in the Plan of Recapitalization attached hereto as Exhibit A. Until surrendered for exchange, each certificate shall continue to represent the adjusted number of shares.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by its President and its Secretary on June 21, 1993.

                                        WILLARD PEASE OIL & GAS
                                        COMPANY


                                        By: /s/ Willard H. Pease, Jr.
                                            ------------------------------------
                                            Willard H. Pease, Jr.,
                                            President

ATTEST:


/s/ Lily Roeland
-----------------------------------
Lily Roeland, Secretary

STATE OF COLORADO   )
                    ) ss.
COUNTY OF MESA      )

     On this 21st day of June, 1993, personally appeared Willard H. Pease, Jr., and Lily Roeland, who acknowledged that they are the President and Secretary, respectively, of Willard Pease Oil & Gas Company and that they have executed the above instrument in such capacities on behalf of Willard Pease Oil and Gas Company.

     WITNESS my hand and official.

     My commission expires: June 1, 1995


                                   /s/ J. Newton Burkhalter
                                   --------------------------------
                                   Notary Public

S E A L

                            PLAN OF RECAPITALIZATION

     The Board of Directors and the holders of a majority of the outstanding shares of Willard Pease Oil and Gas Company ("Company"), a Nevada corporation, have adopted a resolution approving the following Plan of Recapitalization and pursuant to which the following actions will be taken on behalf of the Company:

     1. Amendment to Articles of Incorporation. The Company shall file an amendment to Article IV of its Articles of Incorporation and as amended, Article IV shall provide as follows:

          ARTICLE IV: The aggregate number of shares which the Company shall have authority to issue is 10,000, 000 shares of common stock, $0. 10 par value ("Common Stock"). Each share of Common Stock of the Company shall be nonassessable. The shareholders shall not possess cumulative voting rights. The holders of the Common Stock shall be entitled to one vote for each share of Common Stock held by them of record at the time for determining the holders thereof entitled to vote.

     2. Reverse Share Split. Each five of the issued and outstanding shares of $0.05 par value Common Stock of the Company as of May 21, 1993, shall, without further action, automatically and without further action by shareholders become one share of $0. 10 par value Common Stock, thus effecting a five-for-one (5-for-1) share reverse split.

     3. No Fractional 5hares. No fraction of a share of the Company's $0.05 par value Common Stock will be issued as a result of such reverse stock split. In lieu thereof, shareholders of record on May 21, 1993, who would otherwise receive a fractional share as a result of the reverse stock split described in the preceding paragraph will be issued one full share in lieu thereof.

     4. Exchange of Share Certificates. Upon the date of acceptance of filing of this Plan of Recapitalization, by the Secretary of State of Nevada, each holder of record of an outstanding certificate or certificates, which prior thereto represented shares of the Company's $0.05 par value Common Stock, will be given instructions to surrender the same to the Company's transfer agent which shall act as the exchange agent to effect the exchange of certificates and each such shareholder shall be entitled upon surrender to receive (upon payment of handling and/or postage charges) in exchange therefor, a certificate representing one share of the Company's $0. 10 par value Common Stock for each five shares of $0.05 par value Common Stock owned on the record date and any additional shares issuable as a result of the rounding described in the preceding paragraph.


                                     1                                 Exhibit A

     5. Old Certificates to Represent Reduced Number of Shares Until Exchanged. Until so surrendered, each outstanding certificate which, prior to the date of filing of this Plan of Recapitalization with the Secretary of State of Nevada represented shares of the Company's $0.05 par value Common Stock, shall be deemed for all corporate purposes to evidence the ownership of the reduced number of shares of the Company's $0. 10 par value Common Stock to which the holder is entitled as a result of the reverse stock split.

     6. Change in Stated Capital. The stated capital of the Company will be reduced by this recapitalization. The stated capital of the Company, based on 4,484,929 shares of $0.05 par value Common Stock outstanding on May 21, 1993 is $224,246. Upon effectiveness of the Plan of Recapitalization, the stated capital would be $89,699 based on 896,986 shares of $0. 10 par value Common Stock outstanding.

     7. Directors May Abandon Plan. Upon the vote of a majority of the Company's directors that such action is in the best interests of the Corporation and its shareholders, the directors shall be authorized to abandon the Plan of Recapitalization at any time prior to the filing of the Certificate of Amendment with the Secretary of State of Nevada.









                                       2

                                                  M. R. JORGENSON, Secretary